Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial information presented below is based on, and should be read in conjunction with (i) our historical consolidated financial statements, and the related notes thereto, included in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, and (ii) Receptos’ historical financial statements, and the related notes thereto, included in this Form 8-K. The unaudited pro forma condensed combined balance sheet gives effect to the proposed merger, as if it had occurred on March 31, 2015 and combines the historical balance sheets of Celgene and Receptos as of March 31, 2015. The unaudited pro forma condensed combined statements of operations are presented as if the proposed merger had occurred on January 1, 2014 and combines the historical results of operations of Celgene and Receptos for the year ended December 31, 2014 and for the three months ended March 31, 2015.

The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the proposed merger, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the proposed merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of Celgene.

The unaudited pro forma condensed combined financial statements do not reflect the realization of potential cost savings, or any related restructuring or integrations costs that may result from the integration of Receptos. Although Celgene believes that certain cost savings may result from the proposed merger, there can be no assurance that these cost savings will be achieved.

The unaudited pro forma condensed consolidated financial statements are based on estimates and assumptions, are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized if the proposed merger had been completed as of the dates indicated.

CELGENE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET

As of March 31, 2015

(In millions)

	Celgene (Historical)	Receptos (Historical)	Pro Forma Adjustments	See Note 5	Pro Forma Combined
Assets

Current assets
Cash and cash equivalents	$4,367.7	$111.5	$(1,499.2)	a	$2,980.0
Marketable securities available for sale	2,945.8	533.1	(1,275.0)	a	2,203.9
Accounts receivable, net	1,179.4	—	—		1,179.4
Inventory	386.7	—	—		386.7
Deferred income taxes	11.2	—	—		11.2
Other current assets	774.6	10.2	74.2	b	859.0
Total current assets	9,665.4	654.8	(2,700.0)		7,620.2

Property, plant and equipment, net	649.7	1.4	—		651.1
Intangible assets, net (including goodwill)	6,193.6	—	9,445.4	c	15,639.0
Other assets	971.8	5.2	30.1	a	1,007.1
Total assets	$17,480.5	$661.4	$6,775.5		$24,917.4

Liabilities and Stockholders’ Equity

Current liabilities
Short-term borrowings and current portion of long-term debt	$504.4	$—	$—		$504.4
Accounts payable	204.0	9.6	—		213.6
Accrued expenses	1,039.2	32.0	—		1,071.2
Income taxes payable	13.1	—	—		13.1
Current portion of deferred revenue	28.6	—	—		28.6
Other current liabilities	308.0	2.1	62.3	c, d, e	372.4
Total current liabilities	2,097.3	43.7	62.3		2,203.3

Deferred revenue, net of current portion	27.4	—	—		27.4
Income taxes payable	288.1	—	—		288.1
Deferred income taxes	412.8	—	2,557.0	c	2,969.8
Other non-current liabilities	1,587.1	3.6	—		1,590.7
Long-term debt, net of discount	6,303.0	—	5,000.0	a	11,303.0
Total liabilities	10,715.7	47.3	7,619.3		18,382.3

Stockholders’ equity
Preferred stock	—	—	—		—
Common stock	9.3	—	—	f	9.3
Common stock in treasury, at cost	(11,803.7)	—	—		(11,803.7)
Additional paid-in capital	10,186.1	865.0	(865.0)	f	10,186.1
Retained earnings	7,191.3	(251.2)	20.5	g	6,960.6
Accumulated other comprehensive income	1,181.8	0.3	0.7	h	1,182.8
Total stockholders’ equity	6,764.8	614.1	(843.8)		6,535.1
Total liabilities and stockholders’ equity	$17,480.5	$661.4	$6,775.5		$24,917.4

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CELGENE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2015

(In millions, except per share amounts)

	Celgene (Historical)	Receptos (Historical)	Pro Forma Adjustments	See Note 5	Pro Forma Combined
Revenue:
Net product sales	$2,055.2	$—	$—		$2,055.2
Other revenue	25.6	—	—		25.6

Total revenue	2,080.8	—	—		2,080.8

Expenses:
Cost of goods sold (excluding amortization of acquired intangible assets)	104.0	—	—		104.0
Research and development	506.0	36.0	—		542.0
Selling, general and administrative	529.2	5.4	—		534.6
Amortization of acquired intangible assets	63.6	—	—		63.6
Acquisition related charges, net	19.0	—	—		19.0

Total costs and expenses	1,221.8	41.4	—		1,263.2

Operating income (loss)	859.0	(41.4)	—		817.6

Other income and (expense):
Interest and investment income, net	9.0	0.3	(4.1)	i	5.2
Interest (expense)	(49.2)	—	(47.3)	j	(96.5)
Other income (expense), net	8.3	0.8	—		9.1

Income (loss) before income taxes	827.1	(40.3)	(51.4)		735.4

Income tax provision (benefit)	108.2	—	(34.2)	k	74.0

Net income (loss)	718.9	(40.3)	(17.2)		661.4

Net income per share:
Basic	$0.90				$0.83
Diluted	$0.86				$0.79

Weighted average shares:
Basic	798.9				798.9
Diluted	834.1				834.1

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CELGENE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2014

(In millions, except per share amounts)

	Celgene (Historical)	Receptos (Historical)	Pro Forma Adjustments	See Note 5	Pro Forma Combined
Revenue:
Net product sales	$7,563.8	$—	$—		$7,563.8
Other revenue	106.6	5.9	—		112.5

Total revenue	7,670.4	5.9	—		7,676.3

Expenses:
Cost of goods sold (excluding amortization of acquired intangible assets)	385.9	—	—		385.9
Research and development	2,430.6	101.7	—		2,532.3
Selling, general and administrative	2,027.9	15.8	—		2,043.7
Amortization of acquired intangible assets	258.3	—	—		258.3
Acquisition related charges, net	48.7	—	—		48.7

Total costs and expenses	5,151.4	117.5	—		5,268.9

Operating income (loss)	2,519.0	(111.6)	—		2,407.4

Other income and (expense):
Interest and investment income, net	28.2	0.4	(16.2)	i	12.4
Interest (expense)	(176.1)	(0.9)	(189.4)	j	(366.4)
Other income (expense), net	(43.7)	(2.9)	—		(46.6)

Income (loss) before income taxes	2,327.4	(115.0)	(205.6)		2,006.8

Income tax provision (benefit)	327.5	—	(119.8)	k	207.7

Net income (loss)	1,999.9	(115.0)	(85.8)		1,799.1

Net income per share:
Basic	$2.49				$2.24
Diluted	$2.39				$2.15

Weighted average shares:
Basic	802.7				802.7
Diluted	836.0				836.0

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.              Description of Transaction

On July 14, 2015, Celgene Corporation (Celgene) and Receptos, Inc. (Receptos) announced the signing of a definitive agreement in which Celgene has agreed to acquire Receptos for $232.00 per share in cash, through a tender offer. Upon completion of the transaction, Receptos would become a wholly-owned subsidiary of Celgene. The total value of the equity Celgene will acquire in the transaction is approximately $7.3 billion.  In addition, Celgene will acquire all of the vested and unvested equity compensation instruments for approximately $0.5 billion and expects Receptos to have approximately $0.6 billion of cash and marketable securities on hand at the time of the proposed merger, resulting in a total transaction value of $7.2 billion, net of cash and marketable securities acquired. In connection with the proposed acquisition of Receptos, Celgene has obtained a $5.0 billion committed syndicated bridge facility (the Bridge Facility). No amounts are anticipated to be drawn under the Bridge Facility prior to the closing of the acquisition. Celgene expects to fund the transaction through a combination of existing cash and the issuance of approximately $5.0 billion of senior notes pursuant to a public offering. Upon closure of the senior notes offering, the Bridge Facility will be automatically terminated.

2.              Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting, and was based on the historical financial statements of Celgene and Receptos. The unaudited pro forma condensed combined balance sheet gives effect to the proposed merger, as if it had occurred on March 31, 2015 and combines the historical balance sheets of Celgene and Receptos as of March 31, 2015. The unaudited pro forma condensed combined statements of operations are presented as if the proposed merger had occurred on January 1, 2014 and combines the historical results of operations of Celgene and Receptos for the year ended December 31, 2014 and for the three months ended March 31, 2015.

The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma combined financial information to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of operations, are expected to have a continuing impact on the consolidated results.

3.              Accounting Policies

The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies. Upon consummation of the proposed merger, Celgene will conduct a review of Receptos’ accounting policies. As a result of that review, Celgene may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma combined financial statements. At this time, Celgene is not aware of any differences that would have a material impact on the combined financial statements.

4.              Purchase Price

For purposes of presentation in the unaudited pro forma condensed combined financial statements, the estimated total purchase price for Receptos is $7.620 billion in cash consisting of $7.332 billion for common stock outstanding and $0.288 billion for the portion of equity compensation attributable to the pre-combination period.  The portion of equity compensation attributable to the post-combination service period is $0.197 billion.  See Note 5 (d).

A preliminary estimate of the fair value of the assets to be acquired and the liabilities to be assumed by Celgene for this proposed merger, reconciled to the estimate of consideration expected to be transferred is shown below. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final valuation of Receptos’ tangible and intangible assets acquired and liabilities assumed. The final valuation of assets acquired and liabilities assumed is expected to be completed as soon as possible after the acquisition date and may be materially different than the value of assets acquired and liabilities assumed for purposes of the estimated pro forma adjustments.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Allocation of purchase price (in millions):
Tangible assets and liabilities:
Cash and cash equivalents	$55.5
Marketable securities available for sale	533.1
Deferred tax assets	174.0
Other current assets	10.2
Property, plant and equipment, net	1.4
Other assets	5.2
Accounts payable	(9.6)
Accrued expenses	(32.0)
Other current liabilities	(2.1)
Deferred tax liabilities	(2,557.0)
Other non-current liabilities	(3.6)

Total net tangible assets	(1,824.9)

Intangible assets:
Goodwill, IPR&D, and other intangible assets	9,445.4
Total allocated purchase price	$7,620.5

5.              Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” are primarily based on preliminary estimates of fair value.

For purposes of these unaudited pro forma condensed consolidated financial statements, the net book value of property, plant and equipment is assumed to approximate fair value. There are no fair value adjustments to leases or other contracts included herein. Further analysis will be performed after the completion of the merger to confirm these estimates or make adjustments in the final purchase price allocation, as necessary.

These unaudited pro forma condensed consolidated financial statements contemplate the use of Celgene’s cash on hand and the sale of Celgene investments in marketable securities available for sale to finance the merger, as well as Celgene’s use of financing arrangements. Celgene expects to fund the transaction through a combination of existing cash and the issuance of approximately $5.0 billion of senior notes pursuant to a public offering. Upon closure of our senior notes offering, the Bridge Facility will be automatically terminated. The debt covenants on the existing credit facility have been amended in order to accommodate Celgene’s planned additional borrowing. Celgene may issue up to an additional $3.0 billion of senior notes for general corporate purposes consistent with normal financing activity before year-end.

The cash consideration estimated in these unaudited pro forma condensed consolidated financial statements assumes that Receptos stock options currently outstanding will not be exercised prior to the completion of the merger and that option holders will receive a cash payment equal to the difference between the $232.00 per share offer price and the exercise price.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

For purposes of preparing these unaudited pro forma condensed combined financial statements, we assumed the following adjustments:

Pro Forma Condensed Combined Balance Sheet as of March 31, 2015

(a) Assumes the following sources and uses of cash (in millions):

Assumed sources of cash:
Issuance of debt to fund the acquisition	$5,000.0
Sale of short-term marketable securities available for sale	1,275.0	(3)
Total assumed sources of cash	6,275.0

Assumed uses of cash:
Long-term debt issuance costs(1)	30.1
Acquisition costs(2)	123.6
Cash purchase price	7,620.5
Total assumed uses of cash	7,774.2

Net cash adjustment	$(1,499.2	)(3)

1 - Represents financing-related transaction fees expected to be incurred, all of which are expected to be capitalized in other assets as debt issuance costs associated with incurred debt.

2 - To record Celgene’s estimated acquisition-related transaction costs of $67.6 million. The unaudited pro forma condensed balance sheet reflects the costs as a reduction of cash with a corresponding decrease to retained earnings. Also to reflect Receptos’ acquisition - related transaction costs paid prior to close of $56.0 million.

3- These amounts will initially be funded from short-term borrowings which are expected to be settled with funds provided from international subsidiaries. Repayment of such amounts will occur via a separate subsequent transaction. The use of funds from international subsidiaries may give rise to a U.S. income tax liability. It is not practicable to compute any estimated income tax effects resulting from the potential use of funds from international subsidiaries until the amount and source of such funding is finalized.

(b) Reflects estimated income tax benefits related to the deductible portion of severance, acquisition-related costs, and other compensation adjustments in retained earnings.

(c) Reflects a preliminary estimate of $9.445 billion for the portion of the total purchase price to be allocated to intangible assets. This preliminary allocation of the purchase price assumes that the intangible assets acquired consist of in-process research and development and goodwill, neither of which are amortized. This also includes the adjustment to deferred income tax assets and liabilities resulting from pro forma acquisition adjustments for the assets and liabilities to be acquired (current deferred tax assets of $174.0 million were netted with other current liabilities and long-term deferred tax liabilities of $2.557 billion were recorded to deferred income taxes).

(d) Reflects a non-recurring equity compensation charge attributable to the post-combination service period of $0.197 billion. This compensation expense is related to the payment of cash to Receptos equity award holders as a result of accelerated vesting of equity awards that will be paid contingent upon the holder’s continued service with Celgene through December 31, 2015, in accordance with the proposed merger agreement.

(e) Reflects anticipated separation related cash payments of $6.5 million as well as reimbursement payments for excise taxes of $33.1 million.

(f) Reflects the elimination of Receptos’ historical common stock and additional paid in capital as part of the acquisition.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(g) Assumes the following changes to retained earnings (in millions):

Elimination of net unrealized loss on sale of marketable securities	$(1.0)
Elimination of Receptos’ accumulated deficit	251.2
Estimated acquisition related costs	(67.6)
Estimated equity compensation attributable to post-combination service(1)	(196.7)
Estimated separation related cash payments(2)	(39.6)
Estimated income tax benefits related to the deductible portion of severance, acquisition-related costs, and other compensation adjustments(3)	74.2
$20.5

1- See 5(d)

2 - See 5(e)

3 - See 5(b)

(h) Assumes the following changes to accumulated other comprehensive income (in millions):

Elimination of net unrealized loss on sale of marketable securities	$1.0
Elimination of Receptos’ historical accumulated other comprehensive income	(0.3)
$0.7

Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2014 and for the Three-Month Period Ended March 31, 2015

(i) Reflects and estimate of foregone interest income on marketable securities.

(j) Interest expense consists of contractual interest expense, amortization of debt issuance costs and other recurring financing costs associated with the $5.0 billion of debt expected to be incurred to fund the proposed merger, with an assumed weighted-average annual interest rate of 3.79%, including $30.1 million in debt issuance costs. A change of 1/8 of a percent (0.125%) in the interest rate assumed for these pro forma purposes would result in a $6.3 million change in pro forma interest expense for the year ended December 31, 2014.  Celgene also expects to offer up to an additional $3.0 billion of senior notes for general corporate purposes consistent with normal financing activity before year-end. No borrowing or interest expense costs associated with this additional amount have been included in these pro forma financial statements.

(k) Statutory tax rates were applied, as appropriate, to each acquisition adjustment and Receptos’ historical losses based on the relevant jurisdiction. The total effective tax rate of the combined company could be significantly different depending on the post-acquisition geographical mix of income and other factors.